EXHIBIT 10.8

                              GULF WEST BANKS, INC.
                     EXECUTIVE VICE PRESIDENT BONUS PROGRAM

TERM:
Continuous with annual review by Board. The Board may revoke the bonus program by making the revocation effective for the year immediately after the second calendar year-end following the revocation.

ELIGIBILITY:
Only Executive Vice Presidents are eligible, however, to receive any bonus the officer must be employed by the Bank at the time the bonus is paid.

BONUS CALCULATION:
Bonus payment will be made upon achieving minimal target levels of return on average equity. The return on average equity shall be computed by dividing the net income for the calendar year, after subtracting the after tax provision for all Executive Bonuses, by the average equity (net worth). Any bonus payouts per the schedule below shall be reduced as needed to be able to pay said bonuses and still maintain the scheduled return on average equity. The average equity shall be computed by adding the equity at January 1 of each year to the equity at month end during the year and dividing by 13.The following schedule shall apply:

                  RETURN ON                                  BONUS PAYMENT AS
                AVERAGE EQUITY                             A % OF ANNUAL SALARY
                --------------                             --------------------
                     10%                                          5.0%
                     11%                                          7.5%
                     12%                                         10.0%
                     13%                                         12.5%
                     14%                                         15.0%
                     15%                                         17.5%
                     16%                                         20.0%
                     17%                                         22.5%
                     18% and over                                25.0%